UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

360 GLOBAL WINE COMPANY
(Exact name of registrant as specified in its charter)

Nevada	0-50092	98-0231440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25200 Arnold Drive, Sonoma, California 95476
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 934-4039

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.

and

Section 8 - Other Events
Item 8.01 Other Events.

On July 10, 2006, we received correspondence from the General Electric Company soliciting our proposal for the purchase of the Springer Mining Corporation. As previously reported, we had purchased the capital stock of Springer in a multi-step transaction, effective March 31, 2006, in consideration of the issuance of 6.8 million shares of our common stock, the payment of $600,000 to GE, and the execution of a promissory note in favor of GE in the principal amount of $2.4 million, payment of which was due, as formally and informally extended, on or before June 30, 2006. As we did not tender payment of the principal by such date, GE determined that it would re-open the bidding process. We have informed GE that we intend to re-bid in compliance with its procedures. As of the date of this Current Report, we have not ascertained the net effect, if any, of the events reported herein on our financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006	360 GLOBAL WINE COMPANY

	By:	/s/ Joel Shapiro
Joel Shapiro
Chief Executive Officer